Proxy Voting Results

A special meeting of shareholders was held on December 22, 2016. The results of votes taken among shareholders on the proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees.

# of Votes	% of Votes

Elizabeth S. Acton

Affirmative	67,962,879,437.90	95.738
Withheld	3,026,199,416.67	4.262
TOTAL	70,989,078,854.57	100.000

John Engler

Affirmative	67,621,098,922.89	95.256
Withheld	3,367,979,931.68	4.744
TOTAL	70,989,078,854.57	100.000

Albert R. Gamper, Jr.

Affirmative	67,692,979,200.48	95.357
Withheld	3,296,099,654.09	4.643
TOTAL	70,989,078,854.57	100.000

Robert F. Gartland

Affirmative	67,834,076,287.79	95.556
Withheld	3,155,002,566.78	4.444
TOTAL	70,989,078,854.57	100.000

Abigail P. Johnson

Affirmative	67,845,327,470.44	95.572
Withheld	3,143,751,384.13	4.428
TOTAL	70,989,078,854.57	100.000

Arthur E. Johnson

Affirmative	67,698,760,709.29	95.366
Withheld	3,290,318,145.28	4.634
TOTAL	70,989,078,854.57	100.000

Michael E. Kenneally

Affirmative	67,851,407,081.44	95.581
Withheld	3,137,671,773.13	4.419
TOTAL	70,989,078,854.57	100.000

James H. Keyes

Affirmative	67,741,432,698.10	95.426
Withheld	3,247,646,156.47	4.574
TOTAL	70,989,078,854.57	100.000

Marie L. Knowles

Affirmative	67,825,908,094.48	95.545
Withheld	3,163,170,760.09	4.455
TOTAL	70,989,078,854.57	100.000

Jennifer Toolin McAuliffe

Affirmative	67,916,195,545.89	95.672
Withheld	3,072,883,308.68	4.328
TOTAL	70,989,078,854.57	100.000

Mark A. Murray

Affirmative	67,892,016,830.18	95.638
Withheld	3,097,062,024.39	4.362
TOTAL	70,989,078,854.57	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® Income Fund and FMR Co., Inc. (FMRC).

	# of Votes	% of Votes
Affirmative	815,375,113.07	88.013
Against	25,190,457.52	2.720
Abstain	85,860,461.04	9.267
TOTAL	926,426,031.63	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2005 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes	% of Votes

Affirmative	210,968,372.15	89.254
Against	5,715,755.04	2.418
Abstain	19,686,975.30	8.328
TOTAL	236,371,102.49	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2010 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	1,375,394,053.60	88.385
Against	36,815,006.40	2.365
Abstain	143,947,494.60	9.250
TOTAL	1,556,156,554.60	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2015 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	2,643,251,808.74	88.536
Against	73,225,280.30	2.453
Abstain	269,039,754.21	9.011
TOTAL	2,985,516,843.25	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2020 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	8,154,059,126.43	88.719
Against	222,476,543.74	2.420
Abstain	814,428,599.74	8.861
TOTAL	9,190,964,269.91	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2025 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	6,790,635,967.41	89.958
Against	155,224,379.00	2.057
Abstain	602,834,408.97	7.985
TOTAL	7,548,694,755.38	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2030 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	7,723,034,260.16	90.226
Against	178,979,150.32	2.091
Abstain	657,713,514.78	7.683
TOTAL	8,559,726,925.26	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2035 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	5,168,072,331.54	90.948
Against	90,579,204.24	1.594
Abstain	423,858,403.48	7.458
TOTAL	5,682,509,939.26	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2040 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	5,428,369,674.99	90.565
Against	89,741,072.44	1.497
Abstain	475,845,786.61	7.938
TOTAL	5,993,956,534.04	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2045 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	3,147,201,567.77	88.926
Against	54,295,319.66	1.534
Abstain	337,651,961.90	9.540
TOTAL	3,539,148,849.33	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2050 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	2,616,587,987.78	87.957
Against	49,578,488.08	1.667
Abstain	308,689,678.13	10.376
TOTAL	2,974,856,153.99	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2055 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	759,725,025.41	87.359
Against	13,627,641.48	1.567
Abstain	96,312,704.35	11.074
TOTAL	869,665,371.24	100.000

PROPOSAL 2
To approve an amended and restated management contract between Fidelity Freedom K® 2060 Fund and FMR Co., Inc. (FMRC).

# of Votes	% of Votes

Affirmative	63,960,227.35	88.253
Against	1,178,484.32	1.626
Abstain	7,335,575.77	10.121
TOTAL	72,474,287.44	100.000

Proposal 1 reflects trust-wide proposal and voting results.

The special meeting of shareholders of Fidelity Freedom K® 2005 Fund, Fidelity Freedom K® 2010 Fund, and Fidelity Freedom K® 2015 Fund reconvened on January 27, 2017 with respect to proposal 2.

The special meeting of shareholders of Fidelity Freedom K® Income Fund and Fidelity Freedom K® 2020 Fund reconvened on February 24, 2017 with respect to proposal 2.

The special meeting of shareholders of Fidelity Freedom K® 2025 Fund and Fidelity Freedom K® 2030 Fund reconvened on March 24, 2017 with respect to proposal 2.

The special meeting of shareholders of Fidelity Freedom K® 2035 Fund, Fidelity Freedom K® 2040 Fund, Fidelity Freedom K® 2045 Fund, Fidelity Freedom K® 2050 Fund, Fidelity Freedom K® 2055 Fund, and Fidelity Freedom K® 2060 Fund reconvened on April 19, 2017 with respect to proposal 2.